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                                                                Exhibit 99.11

FOR IMMEDIATE RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com

 COLUMBIA UNIVERSITY AND VIRGINIA COMMONWEALTH UNIVERSITY RELEASE FAVORABLE
                   RESULTS FROM LJL'S SNP PLATFORM

         -    LJL'S GENOMICS SCIENCE GROUP PRESENTS AT G2K CONFERENCE

SUNNYVALE, CA -FEBRUARY 8, 2000 - LJL BioSystems, Inc. (NASDAQ: LJLB) today presented results from two Single Nucleotide Polymorphism (SNP) genotyping studies performed at Columbia University (New York, NY) and Virginia Commonwealth University (VCU - Richmond, VA) at the G2K - Advances in Genome Biology and Technology Conference (G2K). Both studies were conducted using LJL's High Efficiency Fluorescence Polarization (HEFP-SNP(TM)) platform and both demonstrated high degrees of accuracy.

Dr. James Knowles, one of the co-authors of the Columbia University data, performed a study of a SNP in the promoter of the cholecystokinin (CCK) gene, a gene implicated in Panic Disorder diseases. Dr. Knowles genotyped 246 individuals in families with Panic Disorder. All families showed the expected inheritance patterns. Dr. Knowles said that, "the inherent simplicity of the homogeneous HEFP(TM) method combined with its cost-efficiency were the factors that first attracted our attention to LJL's platform. We achieved both impressive accuracy and a high rate of genotyping within weeks."

Dr. Richard Straub, Director of the Molecular Genetics Laboratory at VCU is using the LJL HEFP platform in the hunt for schizophrenia genes on chromosomes 5 and 6. For these linkage disequilibrium studies, novel SNPs are being generated by DNA sequencing, and then over 1400 individuals from high-density schizophrenia families are genotyped. Dr. Straub stated, "We are very pleased -the method is inexpensive, robust, capable of automation, and potentially quite high throughput. Based on confirmation of over 200 genotypes from six different SNPs by direct sequencing, we have estimated the accuracy to be about 99.5%. With a bit more effort towards optimization, we would hope that this figure will improve considerably."


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Data from the Columbia and VCU studies were presented by Dr. Enal Razvi,
Director of Business Development at LJL. The G2K is a prestigious conference the features participants and speakers from leading academic institutions and genomics companies around the world. The website for the G2K conference is www.gcorp.org.

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in the genomics era. LJL's family of proprietary products, marketed as CRITERION(TM), consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. In August 1999, LJL launched its Genomics Science Group to further commercialize the Company's technology in SNP genotyping. Since then, several leading genomics customers have adopted the LJL HEFP-SNP genotyping platform. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., Pharmacia & Upjohn, DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com.

FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999, August 16, 1999 and November 15, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.